Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037 Phone: 801-927-1337 Fax: 801-927-1344

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Celtic Cross, Ltd.

Las Vegas, NV

We hereby consent to the inclusion in the Form SB-2 Registration Statement of our Report of Independent Registered Public Accounting dated February 23, 2005, on our audit of the financial statements of Celtic Cross, Ltd. as of December 31, 2004, and for the period from February 25, 2004 (inception) to December 31, 2004.

Sincerely,

Child, Sullivan & Company

Child, Sullivan & Company

Kaysville, UT

March 24, 2005